Kraft Heinz Investor Day: September 15, 2020 SCALE + AGILITY Our New Formula Driving Relevance, Efficiencies and Results $2B New Operating Model $2B in gross savings Prioritizing high return Using our scale to with five primary elements: between 2020 and 2024 from investments in growth, positively impact the world: People with Purpose, efficiencies in Procurement, with a 30% planned increase 100% Heinz ketchup tomatoes Consumer Platforms, Ops Manufacturing and Logistics in marketing and advertising sustainably sourced from Center, Partner Program, spend “Seed to Bottle” by 2025 Fuel Our Growth OUR NEW LONG-TERM FINANCIAL PROFILE 1%—2% 2%—3% 4%—6% Organic Net Adjusted Adjusted EPS1 growth Sales1 growth EBITDA1 growth with ≥ 100% Free Cash Flow conversion CREATING AN AGILE, CONSUMER-DRIVEN CULTURE OUR NEW VISION & VALUES: 1: Non-GAAP financial measure. See a discussion of non-GAAP financial measures and reconciliations in the Company’s Investor Day press release filed as Exhibit 99.1 to our Current Report on Form 8-K on September 15, 2020.

KraftHeinz

6 CONSUMER PLATFORMS TO DRIVE GROWTH

1. **Taste Elevation:** Enhancing the taste, flavor and texture of food
2. **Easy Meals Made Better:** Convenient foods that minimize trade–offs at mealtime
3. **Real Food Snacking:** Nutrition–rich, tasty, convenient clean food experiences
4. **Fast Fresh Meals:** Help consumers make fresh, easy, prepared or assembled meals
5. **Easy Indulgent Desserts:** Sweet and indulgent treats that bring simple joy to every day
6. **Flavorful Hydration:** Hydration across kids' beverages and beverage mixes

THREE ROLES TO GUIDE RESOURCE ALLOCATION AND INVESTMENT DECISIONS FOR EACH PLATFORM

GROW
~50% of Sales[1]

ENERGIZE
~30% of Sales[1]

STABILIZE
~20% of Sales[1,2]

1: Represents the percentage of 2019 Organic Net Sales, a non-GAAP financial measure, by platform role. See a discussion of non-GAAP financial measures and reconciliations in the Company's Investor Day press release filed as Exhibit 99.1 to our Current Report on Form 8-K on September 15, 2020.

2: This calculated percentage for the Stabilize platform role includes $3.2B of 2019 Organic Net Sales which occurred outside of the six referenced platforms.